Exhibit 10.01
AMENDMENT TO THE TRADEMARK LICENSE AGREEMENT
          This Amendment (the “Amendment”) amends that certain Trademark License Agreement (the “TLA”) entered into as of August 9, 2010 by and between VERISIGN, INC., a Delaware corporation, and SYMANTEC CORPORATION, a Delaware corporation. Reference is also made herein to that certain Acquisition Agreement by and between Seller and Purchaser dated as of May 19, 2010 (the “Acquisition Agreement”). Capitalized terms used, but not defined, herein shall have the meanings set forth in the TLA.
AGREEMENT
1.	AMENDMENT TO THE TLA.

A.	Section 2.2 of the TLA is hereby deleted and replaced in its entirety by the following:

Section 2.2 Limited Right to Sublicense. Purchaser may not sublicense the rights granted herein except as reasonably necessary to:
     (i) authorized resellers or strategic partners, in connection with the sale of Purchaser’s goods and services covered by the scope of this Agreement;
     (ii) Purchaser’s customers in connection with such customers’ use of Purchaser’s goods and services covered by the scope of this Agreement, in a manner substantially consistent as the manner in which such rights were granted by Seller and its Affiliates to their customers prior to the Closing Date; and
     (iii) (A) except for customer uses subject to subparagraph (ii) above, Purchaser’s customers in connection with such customers’ publication of marketing and promotional materials, and (B) publishers, journalists, authors, and educators, in connection with such Persons’ publication of written materials, in each of cases (A) and (B), that discuss or describe Purchaser’s goods and services covered by the scope of this Agreement;
provided that any and all such sublicenses (a) pursuant to subparagraph (i) or (ii) above must be set forth in writing and the sublicensee agrees to be bound by terms and conditions consistent with this Agreement, including the quality control provisions set forth in Section 2.3, and, (b) pursuant to subparagraph (iii) above must be set forth in writing and substantially in the form of the Basic Trademark License Agreement attached hereto as Exhibit F, (the “Basic TLA”). The sublicensees authorized by this Section 2.2 shall be referred to herein as “Authorized Sublicensees.” Under no circumstances shall any such sublicense extend past the last day of the license granted to Purchaser hereunder.
B.	The attached Annex A is added to the TLA as Exhibit F.

2.	NO OTHER AMENDMENTS. Except as specifically stated above, the TLA remains in full force and effect and neither it nor the Acquisition Agreement is modified or amended hereby and no rights or remedies thereunder are waived hereby. This Amendment shall be governed according to the provisions set forth in the Acquisition Agreement.
3.	COUNTERPARTS. This Amendment may be executed in one or more counterparts, and by the parties in separate counterparts, each of which, when executed, shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Electronic delivery of an executed counterpart of a signature page to this Amendment shall be effective as delivery of a manually executed counterpart of this letter agreement.
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VERISIGN, INC.
By:	/s/ Kevin Werner
	Name:	Kevin Werner
	Title:	SVP, Corp. Dev. & Strategy
Date: 12/2/10

SYMANTEC CORPORATION
By:	/s/ Joe FitzGerald
	Name:	Joe FitzGerald
	Title:	Senior Vice President, Legal
Date: 12/6/10

ANNEX A
EXHIBIT F — BASIC TRADEMARK LICENSE AGREEMENT
TRADEMARK SUBLICENSE AGREEMENT
     This Trademark Sublicense Agreement (the “Agreement”) is entered into by and between the parties set forth below, this                      day of                                         , 2010 (“Effective Date”).
PREAMBLE
     Licensee is the licensee of the Property, as defined below, pursuant to the terms and conditions of that certain Trademark License Agreement between VeriSign, Inc., a Delaware corporation (“Owner”) and Licensee, dated as of August 9, 2010 (the “Trademark License Agreement”). Sublicensee is engaged in the business of                                                              at address:                                                             , phone number:                                                             , and email address:                                                              at address:                                                             , phone number:                                                             . Sublicensee wishes to sublicense from Licensee the right to use the Property in connection with                                                                                 .
     Licensee and Sublicensee, intending to be legally bound, agree as follows:
1.	Definitions
a.	Licensee: “Licensee” refers to Symantec Corporation, a corporation existing under the laws of Delaware having a principal place of business at

b.	Sublicensee: “Sublicensee” refers to , a corporation existing under the laws of having a principal place of business at

c.	Property: The “Property” refers to the federally registered and common law trademarks, service marks and trade names listed on Attachment A to this Agreement, as may be amended by Licensee from time to time.
2.	Grant of License. Subject to the terms and conditions set forth herein, Licensee grants Sublicensee a non-exclusive, revocable, non-transferable, non-sublicenseable, right and license to display the Property for the limited purpose of Sublicensee’s publication of written materials to discuss or describe Licensee’s goods and services. Sublicensee may edit the Property as necessary for formatting purposes but shall not make changes to the Property. Sublicensee may not make any other use of the Property without Licensee’s prior written approval. Sublicensee shall promptly notify Licensee if Sublicensee becomes aware of any unauthorized use of the Property.

3.	Permitted Manner of Use of Property. Sublicensee agrees that the goods/services it will provide or promote in connection with the use of the Property will be of high quality. Sublicensee agrees to comply with all applicable local and federal laws and regulations. Sublicensee further agrees to adhere to any guidelines that Licensee may provide regarding use of the Property and the quality of the goods/services provided by Sublicensee in connection with the Property.
4.	Term. The term of this Agreement shall commence on the Effective Date and, unless terminated earlier in accordance with Section 5 below, shall continue for a period of one (1) year.
5.	Termination.
a.	Notice of Termination. Licensee or Sublicensee may terminate this Agreement, without cause upon thirty (30) days’ prior written notice to the other party hereto. Licensee may terminate this Agreement with twenty-four (24) hours’ written notice for any material breach by Sublicensee, including a misuse of the Property licensed hereunder.

b.	Use of Property. Upon the expiration or termination of this Agreement, Sublicensee shall promptly discontinue use of the Property, except to the extent that the Property is incorporated into a print publication that cannot be destroyed. Sublicensee’s failure to terminate use of the Property when properly notified constitutes infringement of the Property. Upon expiration or termination of this Agreement, Sublicensee shall destroy or return materials containing the Property, and shall certify to Licensee the destruction or return thereof.

c.	Survival. Sections 5 through 9 shall survive the expiration or termination of this Agreement.
6.	Indemnification.
a.	Licensee assumes no liability to Sublicensee or any third party, and has no duty to indemnify Sublicensee, with respect to any activity carried on by Sublicensee, including goods sold/services provided, in connection with the Property or while using the Property. Notwithstanding the foregoing, Sublicensee shall immediately notify Licensee in writing in the event that Sublicensee become aware of a third party claim of infringement relating to the Property.

b.	Sublicensee will defend, indemnify and hold harmless Owner and Licensee, their affiliates, officers, directors, agents, employees, successors and assigns from and against any and all claims, liabilities, damages, losses and expenses, including reasonable attorneys’ fees, arising from claims of third parties against Owner or Licensee arising out of Sublicensee’s material breach of this Agreement and/or any activity carried on by Sublicensee, including goods sold/services provided, while using the Property.
7.	Proprietary Rights, Representations and Warranties.
a.	The parties hereto acknowledge and agree that the rights granted herein and the terms and conditions of this Agreement shall be subject to Licensee’s rights under the Trademark License Agreement and any and all restrictions set forth therein.

b.	EXCEPT AS OTHERWISE SET FORTH IN THIS SECTION 7, LICENSEE SPECIFICALLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE PROPERTY, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

c.	Sublicensee shall acquire no right or interest in the Property by virtue of this Agreement or by virtue of the use of the Property, except the right to use the Property in accordance with the provisions of this Agreement. All uses of the Property by Sublicensee shall inure to the benefit of Owner. Sublicensee agrees not to challenge or otherwise interfere with the validity of the Property or Owner’s ownership of the Property or encourage or assist others to do so. Sublicensee shall not assert any ownership rights in or to the Property. Sublicensee shall not seek to register the Property or anything confusingly similar with any governmental or quasi-governmental body.

d.	Sublicensee represents and warrants that (i) it has full power and authority to enter into this Agreement; and (ii) no act or conduct by Sublicensee, in exercising the rights granted to Sublicensee under this Agreement, will in any way cause Licensee liability.
8.	Remedies for Breach.
a.	Equitable Relief. Sublicensee acknowledges that irreparable damage would result from unauthorized use of the Property and further agrees that Licensee would have no adequate remedy at law to redress such a breach. Sublicensee agrees that, in the event of such a breach, specific performance and/or injunctive relief, without the necessity of a bond, shall be awarded by a Court of competent jurisdiction.

b.	Attorneys’ Fees. In addition to any other damages or remedies available, Sublicensee shall be liable for the reasonable attorneys’ fees incurred by Licensee as a result of any breach or alleged breach of this Agreement, including any failure to discontinue use of the Property upon termination.
9.	Miscellaneous Provisions
a.	Third-Party Beneficiaries. Sublicensee agrees and acknowledges that Owner is an intended third party beneficiary of this Agreement, and that as such Owner has the right to enforce any or all provisions of this Agreement directly against Sublicensee. Except as otherwise specifically provided herein, no other third party is intended, or shall be deemed, to be a beneficiary of any provision of this Agreement.

b.	Notice. Any notice required to be given hereunder shall be effective upon actual receipt if mailed, via a commercial overnight express carrier or by certified mail, return receipt requested, to Licensee at the place named in Section 1(a) above and to Sublicensee at the place named in Section 1(b) above.

c.	Waiver. Licensee’s failure to exercise any right or remedy available hereunder upon Sublicensee’s breach of the terms, conditions, and covenants of this Agreement or the failure of any of Sublicensee’s representations or warranties shall not be deemed a waiver of such right or remedy or any subsequent breach or default on the part of Sublicensee.

d.	Relationship. Nothing herein shall create, be deemed to create or be construed as creating any partnership, employer-employee, joint venture or agency relationship between Licensee and Sublicensee nor be deemed to render Licensee liable for any debts or obligations of Sublicensee which Sublicensee may have to any third party. Neither of the parties nor any of their employees or agents shall have the power or authority to bind or obligate the other party.

e.	Successors and Assigns. Without the prior written consent of Licensee, Sublicensee shall not assign this Agreement or all or any portion of its rights or duties hereunder. Licensee shall have the right at any time to assign this Agreement to any person or entity, whether by contract, operation of law or otherwise, upon thirty (30) days’ prior written notice to Sublicensee.

f.	Jurisdiction and Venue. This Agreement is governed and construed in accordance with the laws of the State of California and the parties consent to the jurisdiction and venue in the state courts sitting in the County of Santa Clara and the federal courts in the Northern District of California.

g.	Severability. If any part of this Agreement is held to be invalid or unenforceable for any reason, such provision will be deemed restated, in accordance with applicable law, to reflect as nearly as possible the original intention of the Parties, and the remainder of the Agreement will continue in full force and effect.

h.	Integration and Modification. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof, and supersedes all prior agreements and understandings pertaining thereto. This Agreement may be modified or amended only with the prior written approval of all parties.

i.	Attachments. All Attachments to this Agreement are incorporated herein by reference.

[Signature Page Follows]

LICENSEE:		SUBLICENSEE:

Signature		Signature

Printed Name		Printed Name

Title		Title

Dated:	, 2010	Dated:	, 2010

ATTACHMENT A
Property